                                                                    Exhibit 4.10

                       AMENDMENT NO. 1 AND WAIVER TO THE
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                                                     Dated as of October 1, 1999

          AMENDMENT NO. 1 AND WAIVER TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT among Rayonier Inc., a North Carolina corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders") and Citibank, N.A., as administrative agent (the "Administrative Agent") for the Lenders.

          PRELIMINARY STATEMENTS:

          (1) The Borrower, the Lenders and the Administrative Agent have entered into an Amended and Restated Revolving Credit Agreement dated as of April 11, 1997 (the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

          (2) Rayonier Timberlands Operating Company, L.P. ("RTOC"), a partnership wholly owned by the Borrower and its Subsidiaries, has agreed to purchase approximately 980,000 acres of timberlands in Georgia, Florida and Alabama from Smurfit-Stone Container Corporation ("SSCC") for $725,000,000. Such acquisition is expected to be financed in part by notes payable to SSCC. The Borrower has proposed that a 35% general partnership interest in RTOC be sold to a newly formed corporation which will qualify as a real estate investment trust (the "REIT"). It is anticipated that the REIT will sell a class of stock to the public for $400,000,000 to $450,000,000 and that the proceeds of such sale will be transferred to the Borrower.

          (3) The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

          SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:

          (a) Section 5.02(d) is amended to add a new clause (vi) to read as follows:

               (vi) unsecured Debt in an aggregate amount not to exceed $800,000,000 at any one time outstanding incurred by Rayonier Timberlands Operating Company, L.P. (A) in connection with its purchase of approximately 980,000 acres of timberlands in Georgia, Florida and Alabama from Smurfit-Stone Container Corporation and (B) otherwise in the ordinary course of business.

          (b)  Section 5.03 is amended in full to read as follows:

               Leverage Ratio. Cause, on the last day of each Fiscal Quarter of the Borrower, the ratio of (i) Consolidated Debt of the Borrower and its Subsidiaries on such date of determination to (ii) Consolidated EBITDA of the Borrower and its Subsidiaries for the four Fiscal Quarters ended on such date not to exceed (A) 5.5 to 1 for each Fiscal Quarter ended after September 30, 1999 and on or before December 31, 2000 (B) 4.0 to 1 for each Fiscal Quarter ended after December 31, 2000.

          (c) Section 6.01(h) is amended to add new clause (iv) to read as follows:

          (iv) the Borrower or an Affiliate of the Borrower shall cease to be the managing partner of Rayonier Timberlands Operating Company, L.P. ("RTOC") or the Borrower ceases to consolidate RTOC in its consolidated financial statements; or

          SECTION 2. Waiver. The Required Lenders hereby consent to the proposed sale of a 35% general partnership interest in RTOC to the REIT and agree that Section 5.02(c) of the Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in
Section 3, waived to the extent required to permit such proposed sale and the public offering of a class of stock of the REIT.

          SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment. The effectiveness of this Amendment is conditioned upon the accuracy of the factual matters described herein. This Amendment is subject to the provisions of Section 8.01 of the Credit Agreement.

          SECTION 4. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

               (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated in the recital of parties to this Amendment.

               (b) The execution, delivery and performance by the Borrower of this Amendment and the performance by the Borrower of the Credit Agreement, as amended hereby, are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

               (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrower of this Amendment, or the performance by the Borrower of the Credit Agreement, as amended hereby, or the Notes.

               (d) This Amendment has been duly executed and delivered by the Borrower. This Amendment and the Credit Agreement, as amended hereby, and the Notes are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

               (e) No event has occurred and is continuing that constitutes a Default.

               SECTION 5. Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

               (b) The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

               (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

               SECTION 6. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

               SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

               SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                             RAYONIER INC.


                                             By Macdonald Auguste
                                                --------------------------------
                                                Title: Treasurer


Agreed as of the date first above written:


CITIBANK, N.A. as Administrative
 Agent and as Lender


By Wolfgang Viragh
   ----------------------------------------
   Title: Vice President


THE TORONTO-DOMINION BANK


By Jimmy Simien
   ----------------------------------------
   Title: Manager, CR. Admin.


BANK OF AMERICA, N.A.


By Michael Short
   ----------------------------------------
   Title: Managing Director


THE BANK OF NEW YORK


By Kenneth P. Sneider, Jr.
   ----------------------------------------
   Title: Vice President

THE CHASE MANHATTAN BANK

By  Peter S. Predun
   -------------------------------------
   Title: Vice President



MORGAN GUARANTY TRUST COMPANY
 OF NEW YORK

By  R. David Stone
   -------------------------------------
   Title: Associate



THE SUMITOMO BANK, LIMITED
 NEW YORK BRANCH

By  Edward D. Henderson, Jr.
   -------------------------------------
   Title: Senior Vice President



SUNTRUST BANK, ATLANTA

By  May M. Smith
   -------------------------------------
   Title: Assistant Vice President



CREDIT SUISSE FIRST BOSTON

By  James P. Moran     Thomas G. Muoio
   -------------------------------------
   Title: Director       Vice President

AUSTRALIA AND NEW ZEALAND
 BANKING GROUP LIMITED


By   Peter N. Gray
     -----------------------
     Title:  Vice President


FLEET NATIONAL BANK

By
     -----------------------

UNITED STATES NATIONAL BANK
 OF OREGON


By
     -----------------------